Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of October 8, 2025, by and between Currenc Group Inc., an exempted company organized under the laws of the Cayman Islands (the “Company”), and New Margin Holding Limited, a company incorporated under the laws of Hong Kong (the “Investor”).

BACKGROUND

A. The board of directors (the “Board of Directors”) of the Company has authorized the issuance to Investor of the Notes and the Warrants (each as defined below).

B The Investor desires to purchase the Notes and Warrants on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and intending hereby to be legally bound, the Company and the Investor hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Capital Stock” means the Ordinary Shares and any other classes of capital stock of the Company.

“Change of Control” means, with respect to the Company, on or after the date of this Agreement:

(a)	the consummation of a merger, consolidation, or similar transaction resulting in the holders of fifty percent (50%) of the voting rights attached to any class of voting securities of the Company immediately prior to such merger, consolidation, or similar transaction ceasing to hold fifty percent (50%) of the voting rights attached to any class of voting securities; or

(b)	the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their respective assets.

“Closing” means each of the Initial Closing, the Second Closing, the Third Closing and the Fourth Closing.

“Closing Date” has the meaning set forth in Section 2.2.

“Company” has the meaning set forth in the preamble.

“Conversion Shares” means the Ordinary Shares issuable upon the full or any partial conversion of the Note.

“Effectiveness Period” means, for any Registration Statement required hereunder, the period from the date it is first declared effective by the SEC until the earliest of: (i) the sale of all covered Investor Shares thereunder; (ii) the date all such Investor Shares may be sold by the Investor without restriction under Rule 144 (including without regard to volume, manner-of-sale and current public information requirements), as evidenced by a written opinion of counsel reasonably acceptable to the Company; or (iii) the date that is twelve (12) months after initial effectiveness; provided that the Effectiveness Period shall be tolled during any good-faith suspension, blackout or SEC review, government shutdown or similar impairment, and the Company shall have no obligation to maintain effectiveness during any period of ineligibility to use the applicable form or when doing so would reasonably be expected to require disclosure of material non-public information or have a material adverse effect. For the avoidance of doubt, no liquidated damages, penalties or per-diem amounts shall accrue in respect of any suspension, deferral or lapse permitted hereunder.

“Equity Interests” means and includes capital stock, membership interests and other similar equity securities, and shall also include warrants or options to purchase capital stock, membership interests or other equity interests.

“Event” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts.

“Event of Default” has the meaning set forth in Section 7.1.

“Funding Amount” means an amount equal to up to Thirty Million Dollars and Zero/100 United States Dollars ($30,000,000.00).

“GAAP” means United States generally accepted accounting principles.

“Investor” has the meaning set forth in the preamble.

“Investor Shares” means the Conversion Shares, the Warrant Shares and any other shares issued or issuable to the Investor pursuant to this Agreement, any Note or any Warrant.

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“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any federal and state securities Laws.

“Legend Removal Date” shall have the meaning set forth in Section 5.1(c).

“Market Capitalization” means, for any Trading Day, the product of (x) the number of issued and outstanding Ordinary Shares as publicly reported by the Company as of close of trading on such day and (y) the closing sale price (or, if unavailable, the VWAP) of the Ordinary Shares on the principal Trading Market for such day, as reported by Bloomberg (or another nationally recognized source reasonably selected by the Company). A certificate of an authorized officer of the Company setting forth such calculation shall be conclusive absent manifest error.

“Market Capitalization Threshold” means a Market Capitalization in excess of $275,000,000.

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, operations, results of operations or financial condition of the Company, or the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Note; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic conditions; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate; (c) any adverse effect resulting from any changes to applicable Law; (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (e) any adverse effect resulting from changes in Law or changes to applicable accounting principles; (f) any adverse effect taken at the written request of the Investor; or (g) any adverse effect resulting from the announcement, pendency or consummation of the transactions contemplated by this Agreement, the Notes or any other Transaction Documents; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (a) through (g) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur solely to the extent that such event, occurrence, fact, condition or change has a disproportionate and material adverse effect on the Company and/or the Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and the Subsidiaries operate.

“Money Laundering Laws” has the meaning set forth in Section 3.18.

“Note” has the meaning set forth in Section 2.1.

“Notice Termination Time” has the meaning set forth in Section 10.2.

“OFAC” has the meaning set forth in Section 3.15.

“Ordinary Shares” means the ordinary shares of the Company, having a par value per share of $0.0001.

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“Outstanding Principal Amount” shall have the meaning set forth in the Notes.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prepayment Amount” means an amount in cash owing to the Investor equal to the Outstanding Principal Amount together with any other amounts owing under the Notes then outstanding as of the applicable date of prepayment.

“Prepayment Notice” has the meaning set forth in Section 1.4 of the Note.

“Principal Amount” has the meaning set forth in Section 2.1.

“Proceedings” has the meaning set forth in Section 3.6.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Investor Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Investor Shares pursuant to the provisions of this Agreement, including the Prospectus and amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.5(a).

“Securities” means the Notes, the Warrants, and the Investor Shares.

“Shareholder Approval” shall mean the approval of the holders of a majority of the Company’s outstanding voting Ordinary Shares: (a) to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the Investor Shares (as such term is defined in each of such documents) issued and potentially issuable to the Investor thereunder, all as may be required by the applicable rules and regulations of the Trading Market (or any successor entity) and if required under the Transaction Documents or (b) otherwise legally required, to amend the Company’s Memorandum of Association to increase the number of authorized Ordinary Shares by at least the number of shares equal to the number of Ordinary Shares issuable under the Transaction Documents.

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“Subsidiaries” and “Subsidiary” have the meaning set forth in Section 3.4(b).

“Trading Day” means a day on which the Ordinary Shares are traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, NYSE American, or the Nasdaq Stock Market (including the Nasdaq Capital Market), on which the Ordinary Shares are listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Notes and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“Transfer Agent” shall mean Continental Stock Transfer & Trust Company, having its address at New York, New York 10004.

“VWAP” means, as of any date, the arithmetic average of the amounts determined pursuant to clauses (a) through (d) below for each of the five (5) consecutive Trading Days ending on (and including) such date (or, if such date is not a Trading Day, ending on the most recent Trading Day immediately prior to such date): (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of one Ordinary Share trading in the ordinary course of business for such Trading Day on such Trading Market as reported by Bloomberg Financial L.P.; (b) if the Ordinary Shares are not then listed on a Trading Market and if the Ordinary Shares are traded in the over-the-counter market, as reported by the OTCQX or OTCQB Markets, the volume weighted average price of one Ordinary Share for such Trading Day on the OTCQX or OTCQB Markets, as reported by Bloomberg Financial L.P.; (c) if the Ordinary Shares are not then listed or quoted on a Trading Market or on the OTCQX or OTCQB Markets and if prices for the Ordinary Shares are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the bid price of one Ordinary Share so reported for such Trading Day, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one Ordinary Share as of such Trading Day as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

“Warrants” has the meaning set forth in Section 2.1.

“Warrant Share Amount” means in respect of any Warrant issued in a Closing the initial amount of Ordinary Shares into which such Warrant may be exercised and which shall be equal to the applicable Funding Amount for such Closing multiplied by fifty percent (50%) and divided by 115% of the VWAP of the Ordinary Shares on the Trading Day immediately preceding the applicable Closing Date.

“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants.

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2. PURCHASE AND SALE OF THE INVESTOR SHARES

2.1 Purchase and Sale of the Notes and the Warrants. Subject to the terms and conditions set forth herein at the applicable closing (the date each Closing is consummated being a “Closing Date”) as more particularly set forth in Section 2.2, the Company may issue and sell to the Investor, and the Investor may purchase from the Company, for an amount not to exceed the aggregate Funding Amount (a) unsecured convertible promissory notes, in the form attached hereto as Exhibit A (each, a “Note”), in an aggregate principal amount not to exceed Thirty-Three Million and 00/100 United States Dollars ($33,000,000.00) (the “Principal Amount”), and (b) ordinary share purchase warrants, in the form attached hereto as Exhibit B (each, a “Warrant”), registered in the name of the Investor, pursuant to which the Investor shall have the right to acquire Ordinary Shares in accordance with the terms thereof in the applicable Warrant Share Amount.

2.2 Closings. Subject to satisfaction or waiver of the conditions set forth in Section 6:

(a) The initial closing of (i) Notes in a principal amount equal to one hundred ten percent (110%) of the Funding Amount for such Closing and (ii) Warrants in the applicable Warrant Share Amount, for a purchase price of $4,000,000 (the “Initial Closing”), shall occur remotely concurrently with the execution and delivery of this Agreement (the date the Initial Closing occurs, the “Initial Closing Date”), or at such other time as the Company and the Investor may agree in writing.

(b) Providing no Event of Default is then continuing, the second closing of (i) Notes in a principal amount equal to one hundred ten percent (110%) of the Funding Amount for such Closing and (ii) Warrants in the applicable Warrant Share Amount, for a purchase price of $6,000,000 (the “Second Closing”), shall occur remotely on a date designated by the Company no later than fifteen (15) days after the Initial Closing Date (or, if such date is not a Business Day, the next Business Day). For the avoidance of doubt, the Second Closing shall not be conditioned on the filing or effectiveness of any Registration Statement or the receipt of Shareholder Approval.

(c) Providing no Event of Default is then continuing, the third closing of (i) Notes in a principal amount equal to one hundred ten percent (110%) of the Funding Amount for such Closing and (ii) Warrants in the applicable Warrant Share Amount, for a purchase price of $10,000,000 (the “Third Closing”), shall occur remotely on a date designated by the Company that is thirty (30) days after the date on which the initial Registration Statement filed pursuant to Section 9 covering the resale of the Conversion Shares and the Warrant Shares is first declared effective by the SEC.

(d) Providing no Event of Default is then continuing, the fourth closing of (i) Notes in a principal amount equal to one hundred ten percent (110%) of the Funding Amount for such Closing and (ii) Warrants in the applicable Warrant Share Amount, for a purchase price of $10,000,000 (the “Fourth Closing”), shall occur remotely on a date designated by the Company within five (5) Business Days after the Company’s market capitalization exceeds $275,000,000 for ten (10) consecutive Trading Days.

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(e) At each Closing, against delivery of the applicable Note and Warrant, the Investor shall deliver the applicable purchase price by wire transfer of immediately available funds to the account designated by the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor as of the Closing Date the following representations and warranties are true and correct:

3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the Laws of the Cayman Islands and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.2 Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to execute the Transaction Documents, to issue and sell the Notes, the Warrants and the Investor Shares issuable pursuant thereto, and to perform its obligations under the Transaction Documents, including issuing the Investor Shares on the terms set forth in this Agreement. The execution and delivery of the Transaction Documents by the Company and the issuance and sale of the Securities pursuant hereto, including without limitation the reservation of the Conversion Shares, and the Warrant Shares for future issuance, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, its shareholders or any other Person in connection therewith. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Notes, the Warrants and of the Investor Shares issuable in respect thereof will not (a) conflict with or result in a violation of the Company’s Fifth Amended and Restated Memorandum and Articles of Association (“Memorandum of Association”), (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Company or any of the Subsidiaries is a party, or (c) subject to the making of the filings referred to in Section 5, violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected. Assuming the accuracy of the Investor’s representations in Section 4 and subject to the making of the filings referred to in Section 5, (i) no approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party (including the Trading Market) in connection with the issuance of the Notes, the Warrants, or the Investor Shares or the other transactions contemplated by this Agreement (including the issuance of the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants) and (ii) the issuance of the Notes, the Warrants, the issuance of the Conversion Shares upon the conversion of a Note and the issuance of the Warrants Shares upon exercise of a Warrant will be exempt from the registration and qualification requirements under the 1933 Act and all applicable state securities Laws.

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3.4 Capitalization and Subsidiaries.

(a) The authorized Capital Stock of the Company consists of 550,000,000 Ordinary Shares. As of the close of business on March 31, 2025, 46,527,999 Ordinary Shares were issued and outstanding. Since March 31, 2025, and through the date of this Agreement, the Company has issued 29,658,786 additional Ordinary Shares. As of March 31, 2025, (i) no Ordinary Shares were issuable upon exercise of options granted under the Currenc Group Inc. Employee Stock Purchase Plan, of which no shares were exercisable as of March 31, 2025, and 4,636,091 additional shares are reserved for future issuance thereunder, (ii) and 17,943,842 Ordinary Shares are reserved for issuance upon exercise of outstanding warrants with exercise price of $11.50 per share. The Company has duly reserved up to 25,945,946 Ordinary Shares for issuance upon conversion of the Notes and exercise of the Warrants. The Conversion Shares and Warrant Shares, when issued upon conversion of the Notes or exercise of the Warrants, in accordance with their respective terms, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. No shares of the Company’s Capital Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The Company’s Memorandum of Association on file on the SEC’s EDGAR website are true and correct copies of the Company’s Memorandum of Association as in effect as of the Closing Date. The Company is not in violation of any provision of its Memorandum of Association.

(b) The SEC Documents (as defined below) correctly list each material direct and indirect subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each material Subsidiary except as otherwise noted in the SEC Documents. Except as set forth in the SEC Documents, no material Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Subsidiary may at any time or under any circumstances be obligated to issue any shares of its capital stock or other Equity Interests. Each material Subsidiary is duly organized and validly existing in good standing under the laws of its jurisdiction of formation (if a good standing concept exists in such jurisdiction) and has all requisite power and authority to own its properties and to carry on its business as now being conducted, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(c) The issuance and sale of any of the Securities will not obligate the Company to issue Ordinary Shares or other securities, or to satisfy any related contractual obligations, to any other Person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.

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3.5 SEC Documents; Financial Statements.

(a) As of the Closing Date, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act for the two years preceding the Closing Date (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the Closing Date and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP (or, if applicable and allowed under applicable law, IFRS), and audited by a firm registered with the Public Company Accounting Oversight Board, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, or, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP (or, if applicable and allowed under applicable law, IFRS) and to maintain asset accountability, (iii) reasonable controls to safeguard assets are in place and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.6 Litigation and Regulatory Proceedings. Except as disclosed in the SEC Documents, there are no material actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its material Subsidiaries, threatened against or affecting the Company or any of the Subsidiaries, the Ordinary Shares or any other class of issued and outstanding shares of the Company’s Capital Stock, or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such and, to the knowledge of the executive officers of the Company, there is no reason to believe that there is any basis for any such Proceeding.

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3.7 Compliance with Law. The Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws and are in compliance in all material respects with the rules and regulations of the Trading Market, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company is not aware of any facts which would have the effect of delisting the Ordinary Shares from the Trading Market, nor has the Company received any notification that the Trading Market is currently contemplating terminating such listing.

3.8 Title to Assets. Except as would not have a Material Adverse Effect, the Company and each material Subsidiary have good and marketable title to all personal property owned by them which is material to the Company’s business as presently conducted, in each case free and clear of all liens, encumbrances and defects. Except as would not have a Material Adverse Effect, any real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

3.9 Regulatory Permits. The Company and each material Subsidiary has in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.10 No Materially Adverse Contracts, Etc. Neither the Company nor any of the Subsidiaries is (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company’s management has or would have a Material Adverse Effect.

3.11 Taxes. The Company and each material Subsidiary each has made or filed, or caused to be made or filed, all material United States federal and other material tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, required to be paid by it, regardless of whether such amounts are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which it has set aside on its books provision reasonably adequate for the payment of all such taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

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3.12 Certain Transactions. Other than as disclosed in the SEC Documents, there are no contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director, officer or employee thereof on the other hand, that would be required to be disclosed pursuant to Item 7.B of Form 20-F promulgated by the SEC.

3.13 No General Solicitation. Neither the Company, nor any of its Affiliates, nor, to the Company’s knowledge, any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes, the Warrants or the Investor Shares pursuant to this Agreement.

3.14 Brokers’, Finders’ or Other Advisory Fees or Commissions. Except as previously disclosed by the Company, no brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Notes or any of the other transactions contemplated by this Agreement.

3.15 OFAC. None of the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Investor, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

3.16 No Foreign Corrupt Practices. None of the Company or any of the Subsidiaries has, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

3.17 Anti-Money Laundering. The operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the knowledge of the Company, pending, threatened or contemplated.

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3.18 Disclosure. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Company makes no other representations or warranties to the Investor.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows:

4.1 Organization and Qualification. The Investor is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

4.2 Authorization; Enforcement; Compliance with Other Instruments. The Investor has the requisite power and authority to enter into this Agreement, to purchase the Notes, the Warrants and the Investor Shares and to perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents to which it is a party have been duly and validly authorized by the Investor’s governing body and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Investor and the purchase of the Notes, the Warrants, and the Investor Shares by the Investor will not (a) conflict with or result in a violation of the Investor’s organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor is a party, or (c) violate in any material respect any Law applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Notes, the Warrants and the Investor Shares and the other transactions contemplated by this Agreement.

4.4 Investment Intent; Accredited Investor. The Investor is purchasing the Notes, the Warrants and the Investor Shares for its own account, for investment purposes, and not with a view towards distribution. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Notes, the Warrants and the Investor Shares and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time.

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4.5 No Brokers or Finders. The Investor has not engaged any broker, finder or financial intermediary in connection with the transactions contemplated by the Transaction Documents whose fees or commissions would be payable by the Company.

4.6 Access to Information; Independent Decision. The Investor and its advisors have been given a reasonable opportunity to ask questions of, and receive answers from, the Company regarding the terms and conditions of the Offering and the business, properties, prospects and financial condition of the Company, and to obtain such additional information as the Investor has reasonably requested to the extent the Company possesses such information or can acquire it without unreasonable effort or expense. The Investor has made its own investment decision based on the information made available and on advice of, or consultation with, such advisors as it has deemed necessary, and is not relying on any representation or warranty of the Company or any other Person except as expressly set forth in the Transaction Documents.

4.7 No General Solicitation. The Investor did not learn of the Offering by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act).

4.8 Restricted Securities; No Registration. The Investor understands that the Securities have not been registered under the 1933 Act or any state securities laws, are “restricted securities” under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration and in compliance with applicable state securities laws. The Investor acknowledges that the Company has agreed to register the resale of the Investor Shares pursuant to the terms and subject to the conditions contained in this Agreement, but until such time as the registration statement is declared effective, the Investor Shares will remain restricted securities.

4.9 Source of Funds; Anti-Money Laundering; OFAC. The funds to be used by the Investor to acquire the Securities are not, to the Investor’s knowledge, derived from any unlawful activity. The Investor is not, and to the Investor’s knowledge is not owned or controlled by, and is not acting on behalf of, any Person that is the subject of sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, “Sanctions”), and the Investor is not located, organized or resident in a country or territory that is the subject of comprehensive Sanctions. The Investor is in compliance in all material respects with applicable anti-money laundering and anti-terrorism financing laws and regulations, including the USA PATRIOT Act and the Bank Secrecy Act.

4.10 Rule 506(d) Bad Actor. To the Investor’s knowledge, neither the Investor nor any of its directors, executive officers, managing members or general partners (or persons serving in similar capacities), or any beneficial owner of 20% or more of the Investor’s voting equity securities, is subject to a “disqualifying event” described in Rule 506(d)(1) of Regulation D that would have the effect of disqualifying the Company from relying on the exemption provided by Rule 506 of Regulation D in connection with the Offering; provided that the Investor makes no representation with respect to any placement agent or any other Person other than those specifically identified above.

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4.11 U.S. Person Status. The Investor is a “U.S. person” (as defined in Regulation S under the Securities Act) and is acquiring the Securities in a transaction not involving any public offering outside the United States.

4.12 Reliance on Own Advisors; Tax Matters. The Investor has consulted with, or had the opportunity to consult with, its own legal, tax and financial advisors regarding the investment, and is not relying on the Company or its representatives for legal, tax or accounting advice.

4.13 No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Investor makes no other representations or warranties to the Company.

5. OTHER AGREEMENTS OF THE PARTIES.

5.1 Legends, etc.

(a) The Securities may be offered, sold, assigned, transferred or otherwise disposed of (each, a “Transfer”) only (i) pursuant to an effective registration statement under the 1933 Act, (ii) to the Company, or (iii) pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in compliance with applicable state securities laws. In connection with any Transfer pursuant to clause (iii), the Company may require the transferring holder to deliver to the Company and the Transfer Agent such customary certificates, representations and/or legal opinions of counsel reasonably satisfactory in form and substance to the Company as the Company or the Transfer Agent may reasonably request to confirm compliance with the foregoing; provided that no legal opinion shall be required for Transfers (A) made pursuant to an effective Registration Statement, (B) to the Company, (C) made in compliance with Rule 144 under the 1933 Act, if and to the extent the Company receives customary broker and seller representation letters reasonably satisfactory to the Company evidencing such compliance, or (D) to an Affiliate of the Investor that agrees in writing to be bound by the applicable provisions of the Transaction Documents, in each case subject to the Company’s and the Transfer Agent’s receipt of such documentation as they may reasonably request to evidence the availability of the foregoing.

(b) Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 5.1(b) or Section 5.1(c):

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY NOT BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

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The Securities may be pledged in connection with a bona fide margin loan or other bona fide financing transaction (a “Pledge”) in compliance with applicable securities laws. Any pledgee shall be an institutional lender or other bona fide financing source and shall not be a Sanctioned Person. The Investor shall provide the Company with prompt written notice of any Pledge, including the identity and contact information of the pledgee, solely for administrative and transfer agent purposes. No consent of the Company shall be required for a Pledge; provided that (A) no legal opinion shall be required solely to effect a Pledge, but customary legal opinions, certificates, and/or other documentation reasonably satisfactory to the Company may be required in connection with any foreclosure or disposition following a default; (B) any Transfer upon or following foreclosure shall comply with Section 5.1(a); and (C) the Company shall not be obligated to prepare, file or maintain any registration statement or prospectus supplement naming any pledgee or transferee as a selling shareholder unless the Company elects to do so in its sole discretion. The Company will reasonably cooperate with administrative matters customarily required by pledgees in connection with a Pledge (including reasonable transfer agent instructions), in each case at the Investor’s or pledgee’s expense.

(c) Certificates or book-entry positions evidencing Investor Shares shall not contain any restrictive legend: (i) while a Registration Statement covering the resale of such Investor Shares is then effective and available; (ii) following any sale of such Investor Shares pursuant to Rule 144; (iii) at such time as such Investor Shares are eligible for resale without restriction under Rule 144 (including, if applicable, Rule 144(b)(1)); or (iv) if the legend is otherwise not required by the 1933 Act or applicable state securities laws. The Company shall cause its counsel to issue any legal opinion or instruction reasonably required by the Transfer Agent solely to the extent necessary to effect the removal of such legend in accordance with this Section 5.1(c). Upon the later of (x) the Company’s or the Transfer Agent’s receipt of physical certificates (if any) representing the relevant Investor Shares or appropriate transfer instructions for book-entry positions and (y) the Company’s or the Transfer Agent’s receipt of all documentation reasonably requested pursuant to this Section 5.1 to establish the availability of legend removal (such later date, the Documentation Completion Date), the Company shall, no later than three (3) Business Days following the Documentation Completion Date (the Legend Removal Date), deliver or cause to be delivered to the Investor certificates or book-entry positions for such Investor Shares that are free of any restrictive legend. If the Company fails to deliver unlegended Investor Shares by the third (3rd) Business Day after the Legend Removal Date, the Investor’s remedies shall be limited to specific performance or other equitable relief. For the avoidance of doubt, no liquidated damages, per diem amounts, penalties, or other monetary remedies shall apply in respect of any delay in delivering unlegended Investor Shares.

(d) The Company shall not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on Transfer set forth in this Section 5.1 except as the Company reasonably determines are necessary or appropriate to comply with applicable law, rule or regulation (including any changes thereto after the date hereof).

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5.2 Furnishing of Information. As long as the Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act; provided, however, that failure to timely file a Current Report on Form 6-K shall not be a violation of this provision unless such violation results in the Company not being eligible to register shares on a Registration Statement on Form F-3 and such Current Report on Form 6-K is filed in any case within three (3) Trading Days of when it was required to be filed.

5.3 1934 Act. As long as the Investor owns the Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Investor Shares under Rule 144. The Company further covenants that it will take such further action as any holder of the Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Investor Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 or other applicable exemptions.

5.4 Notification of Certain Events. The Company shall give prompt written notice to the Investor of (a) the occurrence or non-occurrence of any Event, the occurrence or non-occurrence of which would render any representation or warranty of the Company contained in this Agreement or any other Transaction Documents, if made on or immediately following the date of such Event, untrue or inaccurate in any material respect, (b) the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect, (c) any failure of the Company to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any Event that would otherwise result in the nonfulfillment of any of the conditions to the Investor’s obligations hereunder, (d) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Documents, or (e) any Proceeding pending or, to the Company’s knowledge, threatened against a party relating to the transactions contemplated by this Agreement or any other Transaction Documents.

5.5 Available Stock. Subject to applicable Law and the rules and regulations of the Trading Market, the Company shall use commercially reasonable efforts to reserve out of its authorized but unissued Ordinary Shares such number of Ordinary Shares as are, from time to time, reasonably anticipated to be required for issuance upon conversion of the Notes and exercise of the Warrants then outstanding, calculated by reference to the then-applicable conversion and exercise prices; provided that the Company shall not be required to (i) reserve in excess of its authorized but unissued share capital after giving effect to reservations required for employee or director equity plans, existing commitments or other contractual obligations outstanding at the applicable time, (ii) maintain any fixed cushion or percentage of additional reserved shares, or (iii) take any action that would breach applicable Law, fiduciary duties or Trading Market requirements. If at any time the Company determines that it does not have a sufficient number of authorized but unissued Ordinary Shares to comply with the foregoing, the Company shall include on the agenda for its next annual general meeting (or, at its election, a special meeting convened in the ordinary course) a proposal to increase the number of authorized Ordinary Shares to a level the Board of Directors reasonably determines advisable and shall use commercially reasonable efforts, without incurring undue burden, material adverse effect or extraordinary expense, to obtain shareholder approval; it being understood that the Company shall not be obligated to solicit proxies beyond customary practices for proposals of this type, pay any consent fees or similar consideration, or hold more than one meeting in any twelve (12) month period unless required by applicable Law or the Trading Market. The Company’s exclusive obligations and the Investor’s exclusive remedies with respect to any shortfall in reserved shares shall be limited to the Company’s reasonable efforts to seek such approval and/or, at the Company’s option and subject to the terms of the Notes and the Warrants, cash settlement to the extent shares are not then available, and no failure or delay in reserving shares shall, by itself, constitute an Event of Default while the Company is using reasonable efforts consistent with this Section 5.5.

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5.6 Use of Proceeds. The Company may use the proceeds from the sale of the Notes and Warrants, in its sole discretion, (a) to repay in full or in part any existing Indebtedness and/or (b) for general corporate purposes, including working capital and growth initiatives.

5.7 Publicity; No Public Announcements. The Investor shall not, and shall cause its Affiliates and representatives not to, issue any press release or otherwise make any public statement, disclosure, or announcement (including via social media) regarding the Company, this Agreement, the transactions contemplated hereby, or the parties’ relationship, without the Company’s prior written consent; provided that the foregoing shall not restrict disclosures (i) required by Law or the rules of any governmental authority or self-regulatory organization having jurisdiction over the Investor, so long as the Investor, to the extent legally permissible, provides the Company with reasonable prior notice and cooperates in good faith regarding the timing and content of any such disclosure, or (ii) made to the Investor’s attorneys, accountants, financing sources or other professional advisors or its direct and indirect investors who are subject to customary confidentiality obligations. The Investor shall not use the Company’s name, logo or trademarks in any marketing materials or publicity without the Company’s prior written consent.

6. CLOSING CONDITIONS

6.1 Conditions Precedent to the Obligations of the Investor. The obligations of the Investor to fund the Notes and Warrants at each Closing are subject to the satisfaction or waiver by the Investor, at or before the Closing of each of the following conditions:

(a) Required Documentation. The Company must have delivered to the Investor copies of each Transaction Documents, duly executed by the Company and any other party thereto that is not the Investor, as applicable;

(b) Consents and Permits. The Company must have obtained and delivered to the Investor copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby;

(c) Trading Market Approval. If and to the extent required by the rules and regulations of the Trading Market, the Company shall have either (i) submitted a listing of additional shares notice to the Trading Market covering the issuance of the Notes, the Warrants, the Conversion Shares issuable upon conversion of the Notes, and the Warrant Shares issuable upon exercise of the Warrants, or (ii) obtained all approvals of the Trading Market necessary for the issuance of the Notes, the Warrants, the Conversion Shares, and the Warrant Shares, and delivered copies thereof to the Investor;

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(d) No Event(s) of Default. There shall not have occurred an Event of Default and no Event of Default would result from the consummation of the initial Closing as contemplated by this Agreement or the transactions contemplated hereby or by any of the Transaction Documents;

(e) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(f) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(g) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(h) No Suspensions of Trading in Ordinary Shares; Listing. As of the applicable Closing Date, the Ordinary Shares shall be listed and eligible for trading on a Trading Market, and trading in the Ordinary Shares shall not then be subject to any continuing suspension or halt by the SEC or such Trading Market; provided, that temporary suspensions, halts or interruptions of limited duration, including market-wide or industry-wide halts, volatility or circuit-breaker halts, or brief pauses to permit dissemination of material information, shall be disregarded for purposes of this condition so long as trading resumes in the ordinary course prior to the applicable Closing Date and any such suspension or halt did not arise from the Company’s willful misconduct or an uncured material breach of this Agreement; and

6.2 Conditions Precedent to the Obligations of the Company. The obligations of the Company to issue the Notes and the Warrants are subject to the satisfaction or waiver by the Company, at or before the applicable Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made on and as of such date;

(b) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the applicable Closing; and

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

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7. EVENTS OF DEFAULT

7.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a) an Event of Default (as defined in the Notes);

(b) any of the representations or warranties made by the Company in this Agreement or any other Transaction Document was, as of the date made or, solely to the extent expressly “brought down” as of the applicable Closing Date, untrue in any material respect when made and, if curable, remains unremedied after the earlier of (i) fifteen (15) Business Days following written notice from the Investor specifying in reasonable detail the basis for such breach, and (ii) the date on which the Company effects corrective disclosure in a publicly filed report with the SEC; provided, that (x) with respect to any SEC Documents filed after the date hereof, no Event of Default shall arise under this Section 7.1(b) unless the relevant untrue statement of a material fact or omission would reasonably be expected to have a Material Adverse Effect on the Company or the resale of the Investor Shares and the Company fails to cure such matter by corrective disclosure within a reasonable period (not to exceed twenty (20) Business Days) after written notice from the Investor, and (y) for the avoidance of doubt, ordinary-course post-signing disclosures in SEC filings shall not give rise to a breach of any representation or warranty made solely as of an earlier date except to the extent expressly “brought down” at a Closing;

(c) a failure by the Company to comply in all material respects with any of its covenants or agreements set forth in this Agreement, including those set forth in Section 9, which failure, if curable, remains unremedied for fifteen (15) Business Days after the Company’s receipt of written notice from the Investor describing such failure in reasonable detail; provided, however, that (i) purely administrative, ministerial or technical failures that do not materially and adversely affect the Investor’s rights in any material respect shall not constitute an Event of Default unless such failures continue unremedied for thirty (30) Business Days after written notice, and (ii) any failure resulting from force majeure, Trading Market closures or impairments, transfer agent error despite timely Company instruction, or other events outside the Company’s reasonable control shall be tolled for the duration of such event, provided the Company uses commercially reasonable efforts to mitigate and cure.

7.2 Remedies Upon an Event of Default

(a) If an Event of Default occurs pursuant to Section 7.1(a), the Investor shall have such remedies as are set forth in the Notes.

(b) If an Event of Default occurs pursuant to Section 7.1(b) or Section 7.1(c) and is not remedied within ten (10) Business Days, the Investor shall have no obligation to consummate a subsequent Closing during the pendency of an uncured Event of Default pursuant to Section 7.1(b) or Section 7.1(c); provided that upon cure (including by corrective disclosure), the Investor’s obligations with respect to any deferred Closing shall resume in accordance with the terms and conditions of this Agreement.

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(c) All remedies provided herein are subject to the requirements of applicable Law and shall be exercised in a manner proportionate to the nature and materiality of the underlying breach. No failure or delay by the Investor in exercising any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise or the exercise of any other right or remedy.

8. TERMINATION

8.1 Events of Termination. This Agreement:

(a) may be terminated:

(i) by the Investor on the occurrence or existence of a Change of Control; and

(ii) by either Party, by written notice to the other Party, effective immediately, if the initial Closing has not occurred by October 31, 2025 or such later date as the Company and the Investor agree in writing, provided that the right to terminate this Agreement under this Section 8.1(a)(ii) is not available to any party that is in material breach of or material default under this Agreement or whose failure to fulfill any obligation under this Agreement has been the principal cause of, or has resulted in the failure of the Closing to occur.

8.2 Effect of Termination.

(a) Subject to Section 8.2(b), each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b) Nothing in this Agreement will be deemed to release the Investor from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other Party of its obligations under this Agreement.

9. REGISTRATION RIGHTS

9.1 Registration.

(a) Registration Statement. Promptly following each Closing, and in any event within sixty (60) days after such Closing Date, the Company shall prepare and file with the SEC a Registration Statement (or, if a Registration Statement is already effective, a prospectus supplement) covering the resale of the Investor Shares issuable in respect of the Notes and Warrants issued at such Closing. The foregoing Registration Statement shall be filed on Form F-3 if the Company is then eligible to use such form, and otherwise on Form F-1 or any successor form. The Company shall control the preparation, content and filing of each Registration Statement and any related prospectus or prospectus supplement. For informational purposes only, the Company will deliver to the Investor a substantially final copy of any Registration Statement (and any material amendment or supplement thereto) not less than one (1) Business Day prior to filing, without any right of the Investor to review, comment on or approve any such filing, and the Company shall have no obligation to delay or modify any filing in response to any communication from the Investor.

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(b) Expenses. Except as expressly provided herein, the Company will pay its own fees and expenses incident to its obligations under this Section 9, including its filing fees, listing fees and the reasonable fees and expenses of its counsel and independent auditors. The Investor shall pay its own fees and expenses (including the fees and expenses of its counsel and any brokers, underwriters or dealer managers engaged by the Investor) in connection with any sale of Investor Shares pursuant to any Registration Statement.

(c) Effectiveness. The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after filing, taking into account the Company’s reporting calendar, SEC review status, available financial statements, auditor consents and prevailing market and regulatory conditions. If the SEC notifies the Company that a Registration Statement will be subject to review, the Company shall use commercially reasonable efforts to respond to comments and seek effectiveness as promptly as reasonably practicable thereafter. Any time periods applicable to filing or effectiveness shall be tolled during (i) any federal government shutdown or other event that materially impairs the SEC’s ability to declare registration statements effective, (ii) any period during which the Company is preparing, reviewing or auditing financial statements or other disclosure reasonably necessary for inclusion in, or in support of, the Registration Statement, (iii) any period in which the Company is not eligible to use the intended form, or (iv) any customary blackout period imposed by the Company in good faith to avoid filing or maintaining a Registration Statement or Prospectus that would contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or that would require disclosure of material non-public information. The Investor acknowledges that the Company may defer initial filing or the request for effectiveness, or suspend use, of any Registration Statement or related Prospectus during any such tolled period, provided that the Company shall use its commercially reasonable efforts to minimize the duration of any such deferral or suspension consistent with applicable law and the Company’s bona fide business and disclosure requirements.

9.2 Company Obligations. The Company will use its commercially reasonable efforts to effect the registration of Investor Shares in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible, use commercially reasonable efforts to:

(a) Prepare and file with the SEC such amendments, post-effective amendments and supplements to each Registration Statement and the related Prospectus as the Company reasonably determines are necessary to keep such Registration Statement effective during the Effectiveness Period and to comply with the 1933 Act and the 1934 Act with respect to the disposition of the Investor Shares covered thereby; provided, that nothing herein shall require the Company to (x) include disclosure that the Company reasonably determines would require the disclosure of material non-public information or would be unduly burdensome or (y) take any action that would reasonably be expected to have a material adverse effect on the Company.

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(b) For informational purposes only, provide the Investor with a substantially final copy of any material amendment or supplement to a Registration Statement or Prospectus not less than one (1) Business Day prior to filing; it being understood that the Investor shall have no right to review, comment on or approve any such filing and the Company shall have no obligation to delay or modify any filing in response to any communication from the Investor.

(c) Make available to the Investor, without charge, copies of each Registration Statement and any amendment thereto, each Prospectus and each amendment or supplement thereto, in each case solely to the extent publicly filed on EDGAR, within two (2) Business Days after filing. The Company shall not be obligated to provide copies of any correspondence with the SEC or its staff, any information for which confidential treatment is sought or obtained, or any privileged information.

(d) Use commercially reasonable efforts to respond, as the Company deems appropriate, to any SEC request for the amending or supplementing of a Registration Statement or Prospectus or for additional information, and notify the Investor of any such request to the extent such notice is not prohibited by Law and does not require disclosure of material non-public or privileged information. Any such notice may be satisfied by public filing to the extent practicable.

(e) If, at any time prior to the end of the Effectiveness Period, the Company determines that a Registration Statement or Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading (in the case of a Prospectus, in light of the circumstances under which they were made), the Company may suspend the use of the Registration Statement and/or Prospectus for the shortest period reasonably necessary to prepare and file an amendment or supplement (a Suspension). The Company shall use commercially reasonable efforts to end any Suspension as promptly as reasonably practicable; provided that the Company shall not be required to make any filing or disclosure that would require the disclosure of material non-public information or would be unduly burdensome. The aggregate number of days of Suspension in any rolling twelve (12) month period shall not exceed sixty (60) days.

(f) Comply in all material respects with the applicable rules and regulations of the SEC in connection with the performance of its obligations under this Section 9.

(g) The Investor shall provide to the Company, on a timely basis and in a form reasonably acceptable to the Company, all information regarding the Investor and the plan of distribution required to be included in any Registration Statement or Prospectus, including a duly completed and executed selling shareholder questionnaire and any updates thereto. The Company’s obligations to include the Investor’s securities in any Registration Statement shall be conditioned upon the Investor’s compliance with the foregoing, and any deadlines shall be tolled for the period of any failure by the Investor to so comply.

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(h) For the avoidance of doubt, nothing in this Section 9.2 shall require the Company to (i) enter into any underwriting agreement or participate in any underwritten offering, roadshow or marketing effort; (ii) list the Investor as a selling shareholder in any underwritten primary offering by the Company; (iii) provide to the Investor non-public, privileged or competitively sensitive information, except as expressly provided in Section 9.2(d) and subject to Section 9.2(i); or (iv) incur any material out-of-pocket expenses in excess of those the Company would customarily incur in connection with an issuer-controlled shelf or resale registration, unless reimbursed by the Investor.

(i) The time periods applicable to the Company’s obligations under this Section 9.2 (including, without limitation, any filing, effectiveness or update periods) shall be tolled during any period of (i) government shutdown or material impairment of SEC operations; (ii) preparation, review or audit of financial statements or other disclosure reasonably necessary for inclusion in, or in support of, a filing; (iii) ineligibility to use the intended form; or (iv) any Suspension or other good-faith blackout period implemented by the Company consistent with this Agreement.

10. GENERAL PROVISIONS

10.1 Fees and Expenses. Each party shall bear its own fees and expenses (including the fees and expenses of its advisers, counsel, accountants and other experts, if any) and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby.

10.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Currenc Group Inc.

410 North Bridge Road

Spaces City Hall

Singapore 188726

Email: [***]

Attention: Alexander King Ong Kong

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With a copy (which shall not constitute notice) to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

500 Fifth Avenue

New York, NY 10110

Telephone: (212) 986-6000

Email: jain@kkwc.com and ashiekman@kkwc.com

Attention: Jonathan A. Ain and Alexander E. Shiekman

If to the Investor:

New Margin Holding Limited

[***]

Email: [***]

Attention: Tien Ye

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

10.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

10.4 Governing Law. This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without reference to any principles of conflict of laws or choice of laws that would result in the application of the laws of any jurisdiction other than the Cayman Islands.

10.5 Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall be brought exclusively in the courts of the Cayman Islands. Each of the Company and the Investor irrevocably submits to the exclusive jurisdiction of the Grand Court of the Cayman Islands (and, for the purposes of appeal, the Cayman Islands Court of Appeal and the Judicial Committee of the Privy Council, where applicable) and irrevocably waives any objection to the laying of venue in, and any claim of inconvenient forum of, such courts. Service of process in any such action or proceeding may be effected in accordance with applicable Cayman Islands law, and nothing in this Agreement shall affect the right to effect service in any other manner permitted by law. To the extent permitted by Cayman Islands law, the prevailing party in any such action or proceeding shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses, in each case as awarded by such court.

10.6 WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

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10.7 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

10.8 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

10.9 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

10.10 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

10.11 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Investor and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign, with the advance written consent of the Company (which shall not be unreasonably conditioned, withheld or delayed) any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor” and such transferee is an accredited investor.

10.12 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.13 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.14 Counterparts. This Agreement may be executed in two identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:		INVESTOR:

CURRENC GROUP INC.		New Margin Holding Limited

By:	/s/ Alexander King Ong Kong	By:	/s/ Tien Ye
Name:	Alexander King Ong Kong	Name:	Tien Ye
Title:	CEO and Chairman	Title:	Authorized Signatory

[Signature Page of Securities Purchase Agreement]

EXHIBIT A

FORM OF NOTE

[See attached]

EXHIBIT B

FORM OF WARRANT

[See attached]